UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________

FORM 8 - K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 18, 2011
___________

Northwest Bancorporation, Inc.
(Exact name of registrant as specified in its charter)

Washington	000-24151	91-1574174
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

421 W. Riverside Avenue, Spokane, Washington 99201
(Address of principal executive offices) (Zip Code)

(509) 456-8888
(Registrant's telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 8.01  Other Events.

On January 18, 2011, Board of Directors of Northwest Bancorporation, Inc. (the “Company”), the bank holding company for Inland Northwest Bank, approved the recommendation of the Board's Nominating and Corporate Governance Committee to waive the age eligibility requirement contained in Article II, Section 2 of the Company's Bylaws with respect to the nomination or reelection of Harlan D. Douglass to the Board of Directors.  The waiver is effective immediately and will permit Mr. Douglass to be nominated and elected to the Board of Directors at the Company's 2011 annual meeting of shareholders.

The Board of Directors of the Company also appointed Anthony D. Bonanzino to serve as Chairman of the Board, effective January 18, 2011, in anticipation of the retirement of William E. Shelby from the Company's Board of Directors at the end of his term. Mr. Bonanzino previously served as Vice-Chairman and was appointed to the Company's Board of Directors in 2009. Mr. Shelby is expected to continue to serve as a member of the Company's Board of Directors until his term ends at the annual meeting of shareholders in 2013.

S I G N A T U R E

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NORTHWEST BANCORPORATION, INC.
          (Registrant)

       January 20, 2011                                                             By:    /s/ Randall L. Fewel
               Date                                                                          Randall L. Fewel
 President and Chief Executive Officer